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Consent of Independent Registered Public Accounting Firm

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The board and shareholders RiverSource Strategy Series, Inc.
         RiverSource Equity Value Fund
         RiverSource Small Cap Advantage Fund
         RiverSource Small Cap Growth Fund

We consent to the use of our reports and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm" in Part B of the Registration Statement incorporated herein by reference.

/s/ KPMG LLP
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    KPMG LLP

Minneapolis, Minnesota
November 14, 2006